UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 7, 2013 (March 1, 2013)

Spindle, Inc.

(Exact name of registrant as specified in Charter)

Nevada	333-145088	20-8241820
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

18835 North Thompson Peak Parkway

Scottsdale, AZ 85255

(Address of Principal Executive Offices)

480-335-7351

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement

On March 1, 2013, Spindle, Inc. (“Spindle”) entered into an Asset Purchase Agreement (the “Agreement”) with MeNetwork, Inc., a Delaware corporation (“MeNet”), pursuant to which Spindle agreed to acquire substantially all of MeNet’s assets used in connection with its business of developing, marketing and licensing a mobile marketing platform for use by merchants and consumers (the “Assets”), and assume certain specified assumed liabilities to be determined upon the closing of the Agreement (the “Closing”) not to exceed the amount of accounts receivable of MeNet acquired by Spindle.

The consideration for the Assets will be 3,500,000 unregistered shares  of Spindle’s voting common stock (the “Aggregate Share Consideration”), of which 350,000 shares (the "Indemnification Escrow") will be held in escrow for a period of one year from the closing date of the Agreement (the “Closing Date”).  The Indemnification Escrow will be available to compensate Spindle pursuant to the indemnification obligations of MeNet under the Agreement, and for any necessary accounts receivable adjustment after the Closing Date in the event Spindle is unable to collect the acquired outstanding accounts receivable of MeNet within 120 days after the Closing Date. The Agreement also provides that Spindle will have the right to refrain from issuing 750,000 shares (the "Holdback Shares") of the Aggregate Share Consideration at the Closing. The Holdback Shares will be issued on the earlier to occur of a change in control (as more specifically described in the Agreement) or 180 days after the Closing Date.  In addition, during the period from the Closing Date until December 31, 2016 (the “Earn Out Term”), a potential earn out of up to an additional $5,000,000 (the “Earn Out Amount) shall be payable to MeNet in unregistered shares of Spindle's common stock (the “Earn Out Shares”) in accordance with the terms and conditions set forth in the Agreement.  The Earn Out Shares are to be issued quarterly subject to achievement of certain performance targets measured at the end of each quarter during the Earn Out Term, and each portion of the Earn Out Amount, to the extent earned, is to be paid in Earn Out Shares at a price equal to the 10-day volume weighted average price of Spindle’s common stock reported by Bloomberg LP as of each applicable measurement date, subject to a floor price of $1.00 and a maximum price of $3.00 per share.

The foregoing is merely a summary of the Agreement and is qualified in its entirety by reference to the Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Spindle, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Spindle, Inc.
(Registrant)

Date: March 7, 2013	By:	/s/ William Clark
William Clark
President

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